EXHIBIT 99.4

                                     FORM OF
                             SUBSERVICING AGREEMENT

      This SUBSERVICING AGREEMENT (this "Agreement") is entered into as of ___, 200_, by and between _______, a _________ (the "Subservicer") and The Student Loan Corporation, a Delaware corporation (the "Servicer").

                                   WITNESSETH:

      WHEREAS, the Servicer provides servicing functions for SLC Student Loan Trust 200_-_ (the "Issuer") that include servicing and holding student loans which are guaranteed under a guarantee program established pursuant to the requirements of the Higher Education Act of 1965, as amended (the "Student Loans"); and

      WHEREAS, such services are provided by the Servicer to the Issuer pursuant to a Servicing Agreement, dated as of _______, 200_ (the "Servicing Agreement"), by and between (i) the Servicer, (ii) the Issuer, and (iii) The Student Loan Corporation, not in its individual capacity but solely in its capacity as administrator (in such capacity, the "Administrator") under the Administration Agreement, dated as of ________ (the "Administration Agreement"), among the Issuer, The Student Loan Corporation, not in its individual capacity but solely in its capacity as servicer (in such capacity, the "Servicer"); and

      WHEREAS, the Issuer will issue notes (the "Notes") pursuant to the Indenture, dated as of _____, 200_ (the "Indenture"), among the Issuer, ___________, as indenture trustee (the "Indenture Trustee"), and ____________, as indenture administrator (the "Indenture Administrator"), which Notes are payable from the assets of the Issuer; and

      WHEREAS, the Subservicer is engaged in the business of providing, among other things, loan servicing services for Student Loans; and

      WHEREAS, the Servicer wishes to retain the Subservicer to service certain Student Loans owned by the Issuer as beneficial owner which are required to be serviced by the Servicer under the Servicing Agreement (the "Subserviced Student Loans"), and the Subservicer wishes to undertake the obligation to service all such Subserviced Student Loans in accordance with the requirements of the Higher Education Act of 1965, as amended, regulations promulgated thereunder by the U.S. Department of Education and requirements issued by any applicable guarantor (collectively, the "Higher Education Act") and under the terms hereinafter set forth.

      NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Servicer and the Subservicer agree as follows:


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1.    Definitions. Capitalized terms which are not otherwise defined in this
      Agreement shall have the meanings ascribed thereto in Appendix A to the Servicing Agreement.

2.    Servicing Requirement and Engagement of Subservicer

The Servicer hereby authorizes and appoints the Subservicer to act as its agent for the limited purpose of servicing the Subserviced Student Loans. The Subservicer agrees to perform such functions in compliance with all requirements of the Higher Education Act and all other applicable laws and regulations, and in accordance with the terms and conditions of this Agreement.

The authorization granted by this Agreement includes, but is not limited to, correspondence and communication with any Guaranty Agency or the U.S. Department of Education regarding the Subserviced Student Loans, the assignment of claims to any guarantor or insurer, communication with borrowers and any other communication, correspondence, signature or other act required to service the Subserviced Student Loans in accordance with requirements of the Higher Education Act or regulations promulgated by any Guaranty Agency.

3.    Subservicer Compensation

      a. The Servicer shall pay compensation to the Subservicer for its services hereunder as may be reasonably agreed to from time to time between the Servicer and the Subservicer.

      b. The Subservicer shall submit an invoice monthly to the Servicer, and the Servicer shall remit payment for services performed as shown on that invoice.

      c. Payment is due within thirty (30) days after receipt of the billing package. The billing package shall consist of an invoice and supporting documentation.

      d. The Subservicer acknowledges that the Issuer shall be entitled to receive all payments of principal, interest and late charges received with respect to the Subserviced Student Loans and that the Subservicer shall have no right to retain such amounts as payment of any fees due the Subservicer from the Servicer under the terms of this Agreement. The Servicer hereby authorizes the Subservicer to assess, collect and retain any charges which the Servicer or the Issuer is permitted by law or regulation to assess with respect to not sufficient fund ("NSF") processing or --- other collection costs.

      e. If costs beyond the control of the Subservicer shall increase, including, without limitation, postal rates, or the imposition of any tax or assessment not currently being charged against the fees of the Subservicer, then the Subservicer shall provide the Servicer with ninety (90) days prior written notice (and including supporting documentation) of such proposed increased costs and expenses. If the Servicer accepts such increased costs and expenses, the increased costs and expenses will go into effect at the end of such ninety
            (90) day period. If the Servicer objects to such fee increase and the Subservicer fails to agree to reduce or eliminate the increase in a manner satisfactory to the Servicer, then the Servicer


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            may cause an early termination to occur and the Subserviced Student
            Loans will be deconverted at cost within one hundred and eighty
            (180) days of receipt of said notice.

      f. If the Subservicer's costs and expenses are increased due to changes in the manner of servicing the Subserviced Student Loans as a result of changes in the Higher Education Act or the interpretation thereof or due to changes in Guaranty Agency requirements, then ninety (90) days after delivery of written notice to the Servicer the Subservicer may increase servicing fees payable hereunder to reasonably reflect such costs and expenses. However, no such increase shall take effect until the Subservicer provides supporting documentation to the Servicer that justifies such increase. In the event the parties do not agree on the interpretation of the changes to the Higher Education Act, then either party may terminate this Agreement upon ninety (90) days written notice to the other party; provided, however, that the Subservicer shall not terminate this Agreement unless and until the Servicer shall have entered into another agreement similar to this with the Subservicer or another Subservicer.

            If the Servicer believes the cost for services under this Agreement is lowered by changes in regulations, law or processing, the Servicer will submit a proposed fee schedule to the Subservicer. If the Subservicer does not reject the schedule, the fees will go into effect ninety (90) days thereafter. In the event that the parties do not agree to the fee schedule, the Servicer may terminate this Agreement upon ninety (90) days written notice to the Subservicer.

4.    Custody of Subserviced Student Loan Files

To assure uniform quality in servicing the Subserviced Student Loans and to reduce administrative costs, the Servicer hereby revocably appoints the Subservicer, and the Subservicer hereby accepts such appointment, to act for the benefit of the Servicer, the Issuer, the Indenture Administrator, and the Indenture Trustee as custodian of the following documents or instruments (collectively the "Subserviced Student Loan Files") which are hereby constructively delivered to the Indenture Administrator, as pledgee of the Issuer with respect to each Subserviced Student Loan:

      a. the original fully executed copy of the note (or all electronic records evidencing the same) evidencing the Subserviced Student Loan; and

      b. any and all other documents and computerized records that the Subservicer shall keep on file, in accordance with its customary procedures, relating to such Subserviced Student Loan or any obligor with respect thereto.

5.    Duties of Subservicer as Custodian

The Subservicer shall hold the Subserviced Student Loan Files for the benefit of the Servicer, the Issuer, the Indenture Administrator and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Subserviced Student Loan File as shall enable the Servicer to comply with the Servicing Agreement. In performing its


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duties as custodian, the Subservicer shall act with reasonable care and shall ensure that it fully complies with all applicable Federal and state laws, including the Higher Education Act, with respect thereto. The Subservicer shall take all actions necessary with respect to the Subserviced Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in order to enable the Servicer, the Issuer, the Indenture Administrator or the Indenture Trustee to verify the accuracy of the Subservicer's record keeping with respect to the Subservicer's obligations as custodian hereunder. The Subservicer shall promptly report to the Servicer, the Issuer, the Administrator, the Indenture Administrator and the Indenture Trustee any material failure on its part to hold the Subserviced Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee ,the Indenture Administrator or the Indenture Trustee of the Subserviced Student Loan Files. If in the reasonable judgment of the Servicer it is necessary to preserve the interests of the Noteholders and the Trust in the Subserviced Student Loans or at the request of the Owner Trustee or the Administrator, the Subservicer shall transfer physical possession of the notes evidencing the Subserviced Student Loans to the Servicer, the Owner Trustee, the Indenture Administrator the Indenture Trustee or any other custodian for either of them designated by the Owner Trustee.

6.    Duties of Subservicer

The Subservicer, for the benefit of the Servicer and the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Subserviced Student Loans with reasonable care, using that degree of skill and attention that the Subservicer exercises with respect to similar student loans that it services on behalf of the Servicer and the Issuer, beginning on the date of this Agreement and continuing until the Subserviced Student Loans are paid in full. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Subservicer shall manage, service, administer and make collections with respect to the Subserviced Student Loans (including the collection of any Interest Subsidy Payments and Special Allowance Payments on behalf of the Owner Trustee) in accordance with, and otherwise comply with, all applicable Federal and state laws, including all applicable rules, regulations and other requirements of the Higher Education Act and the applicable Guarantee Agreements, the failure to comply with which would adversely affect the eligibility of one or more of the Subserviced Student Loans for Federal reinsurance or Interest Subsidy Payments or Special Allowance Payments or one or more of the Subserviced Student Loans for receipt of Guarantee Payments.

The Subservicer's duties shall include, but shall not be limited to, collection and posting of all payments, responding to inquiries of borrowers on such Subserviced Student Loans, monitoring borrowers' status, making required disclosures to borrowers, performing due diligence with respect to borrower delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly statements with respect thereto to the Servicer, the Administrator and the Issuer. The Subservicer shall follow its customary standards, policies and procedures in performing its duties as Subservicer. Without limiting the generality of the foregoing, the Subservicer is authorized and empowered to execute and deliver, on behalf of


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itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Indenture
Administrator, and the Noteholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Subserviced Student Loans; provided, however, that the Subservicer agrees that it will not (a) permit any rescission or cancellation of a Subserviced Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Servicer, the Owner Trustee, the Indenture Trustee and the Indenture Administrator, provided, however, that the Subservicer may write off any delinquent Subserviced Student Loan if the remaining balance of the borrower's account is less than $50 or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Subserviced Student Loan except pursuant to any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of Student Loans; provided further, however, that the Subservicer shall not agree to any reduction of yield with respect to any Subserviced Student Loan (either by reducing borrower payments or reducing principal balance) except as permitted otherwise if, and to the extent, the holder of the Trust Certificate, the Depositor, the Servicer, the Subservicer or the Administrator reimburses the Issuer in an amount sufficient to offset any such effective yield reduction made by the Subservicer consistent with such customary servicing procedures as it follows with respect to comparable student loans which it services on behalf of the Servicer. The Servicer, on behalf of the Issuer, hereby grants a power of attorney and all necessary authorization to the Subservicer to maintain any and all collection procedures with respect to the Subserviced Student Loans, including filing, pursuing and recovering claims with the Guarantors for Guarantee Payments and with the Department for Interest Subsidy Payments and Special Allowance Payments and taking any steps to enforce such Subserviced Student Loans such as commencing a legal proceeding to enforce a Subserviced Student Loan in the names of the Issuer, the Owner Trustee, the Indenture Administrator, the Indenture Trustee, the Servicer and the Noteholders. The Servicer shall upon the written request of the Subservicer furnish the Subservicer with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Subservicer to carry out its servicing and administrative duties hereunder.

Until all Subserviced Student Loans serviced hereunder have been repaid in full, or paid as a claim by a guarantor, or transferred to the Servicer or another Subservicer, the Subservicer shall (a) cause to be furnished to the Servicer such financial statements as the Servicer may reasonably request, including quarterly unaudited financial statements within thirty (30) days after the conclusion of each fiscal quarter, and annual financial statements within ninety
(90) days after the end of each fiscal year audited by _______ or nationally recognized independent certified public accounts and such other information with respect to its business affairs, assets, and liabilities as the Servicer may reasonably request and (b) maintain books, records and accounts necessary to prepare financial statements according to GAAP and maintain adequate internal financial controls.

The Subservicer will do nothing to impair the rights granted to the Noteholders under the Indenture, except for such actions as may be required by the Higher Education Act or other applicable law.


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7.    Collection of Subserviced Student Loan Payments.

The Subservicer shall make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Subserviced Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to similar student loans that it services on behalf of the Servicer. The Subservicer shall allocate collections with respect to the Subserviced Student Loans between principal, interest and fees as described in Section 2.5 of the Administration Agreement. The Subservicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Subserviced Student Loan. The Subservicer may, at its option, retain any late payment charges that it collects.

The Subservicer shall make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Subserviced Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to comparable guarantee agreements and student loans that it services on behalf of the Servicer. In connection therewith, the Subservicer is hereby authorized and empowered to convey to any Guarantor the note and the related Subserviced Student Loan File representing any Subserviced Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement. All amounts so collected by the Subservicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account or transferred to the Administrator as described in Section 2.4 of the Administration Agreement. The Owner Trustee shall, upon the written request of the Servicer or the Administrator, furnish the Subservicer with any power of attorney and other documents necessary or appropriate to enable the Subservicer to convey such documents to any Guarantor and to make such claims.

The Subservicer on behalf of the Servicer shall, on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department of Education with respect to any of the Subserviced Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Subservicer follows with respect to similar student loans that it services on behalf of the Servicer. All amounts so collected by the Subservicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account or transferred to the Administrator as described in Section 2.4 of the Administration Agreement. In connection therewith, the Subservicer shall prepare and file with the Department on a timely basis all claims forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Servicer and shall otherwise assist the Servicer in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department. The Servicer shall upon the written request of the Subservicer furnish the Subservicer with any power of attorney and other documents reasonably necessary or appropriate to enable the Subservicer to prepare and file such claims forms and other documents and filings.


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8.    Right of Inspection; Audits

Upon reasonable prior notice, the Servicer and the Administrator and their respective agents have the right to access the Subserviced Student Loan Files and to examine and make copies of, and abstracts from, the records and books of account of the Subservicer relating to the Subserviced Student Loans and to undertake periodic site reviews of the Subservicer's operations relating to the servicing of the Subserviced Student Loans (including on the premises of any agent of the Subservicer), provided, however, that such activities shall not unreasonably disrupt the Subservicer's normal business operation. The Subservicer shall afford reasonable access to the Servicer and the Administrator and their respective agents without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Subservicer. Nothing in this Section shall affect the obligation of the Subservicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Subservicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

9.    Compliance Report

The Subservicer agrees that it shall permit, not more than once per year, the Servicer, the Issuer, the Indenture Trustee or the Indenture Administrator, as the Indenture Trustee's designee, to conduct or have conducted a procedural audit regarding the Subservicer's compliance with the requirements of the Higher Education Act or the terms of this Agreement. Such audits shall be at the expense of the Servicer.

10.   Representations and Warranties of Subservicer

The Subservicer makes the following representations, warranties and covenants to the Servicer on the date of this Agreement. The Subservicer shall be deemed to have repeated the representations and warranties on each date on which a new series of Notes is issued under the Indenture.

      a. The Subservicer is duly [formed][incorporated] and validly existing as a [limited liability company] [corporation] under the laws of the State of _____ and in good standing under the laws of the State of _____, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Subserviced Student Loans and to hold the Subserviced Student Loan Files as custodian.

      b. The Subservicer is duly qualified to do business and has obtained all necessary licenses, permits, franchises and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Subserviced Student Loans as required by this Agreement) shall require such qualifications.

      c. The Subservicer has the power and authority to execute and deliver this Agreement and to carry out its terms, including without limitation, eligibility as a third-party servicer under the Higher Education Act; and the execution, delivery


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            and performance of this Agreement have been duly authorized by the
            Subservicer by all necessary action. No registration with or approval of any governmental agency is required for the due execution and delivery by, and enforceability against, the Subservicer of this Agreement.

      d. This Agreement constitutes a legal, valid and binding obligation of the Subservicer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and subject to equitable principles.

      e. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the [operating agreement][bylaws] of the Subservicer, or any indenture, agreement or other instrument to which the Subservicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement and the other Basic Documents); nor violate any law or, to the best of the Subservicer's knowledge, any order, rule or regulation applicable to the Subservicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Subservicer or its properties.

      f. No outstanding or unpaid judgments against the Subservicer exist and there are no proceedings or investigations pending, or, to the Subservicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Subservicer or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the Subservicer's financial condition or the performance by the Subservicer of its obligations under, or the validity or enforceability of, this Agreement, or (iv) relating to the Subservicer and which might adversely affect the Federal or state income tax attributes of the Notes.

      g. All Subservicer financial statements delivered to the Servicer were prepared according to U.S. generally accepted accounting principles ("GAAP") consistently applied and present fairly, in ---- all material respects, the financial condition, results of operations and cash flows of the Subservicer as of, and for the portion of the fiscal year ending on their date or dates (subject, in the case of financial statements other than annual ones, only to normal year-end adjustments).

      h. No event which could cause a material adverse effect on the Subservicer's financial condition has occurred, and if such event shall occur, the Subservicer shall promptly give the Servicer and Issuer notice thereof.


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11.   Representations and Warranties of Servicer

The Servicer represents and warrants to the Subservicer on the date of this
Agreement:

      a. The Servicer is duly incorporated and validly existing as a corporation under the laws of the State of Delaware and in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

      b. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary action. No registration with or approval of any governmental agency is required for the due execution and delivery by, and enforceability against, the Servicer of this Agreement.

      c. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and subject to equitable principles.

      d. There are no proceedings or investigations pending, or, to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents to which the Servicer is a party, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents to which the Servicer is a party, or (iv) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Notes.

      e. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement and the other Basic Documents); nor violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.


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12.   Subservicer Default

If any one of the following events (a "Subservicer Default") shall occur and be continuing:

      a. any failure by the Subservicer (i) to deliver to the Indenture Trustee or the Indenture Administrator, as the case may be, for deposit in the Trust Accounts any payment required by the Basic Documents to which the Servicer is a signatory or (ii) in the event that daily deposits into the Collection Account are not required, to deliver to the Administrator any payment required by the Basic Documents, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure is received by the Subservicer from the Servicer, the Owner Trustee, the Indenture Trustee, the Indenture Administrator or the Administrator or five Business Days after discovery of such failure by an officer of the Subservicer; or

      b. any breach of a representation or warranty of the Subservicer contained in Section 10 of this Agreement or failure by the Subservicer duly to observe or to perform in any material respect any other term, covenant or agreement of the Subservicer set forth in this Agreement, which breach or failure shall (i) materially and adversely affect the rights of the Indenture Trustee, on behalf of the Noteholders, or the Noteholders and (ii) continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Servicer, the Indenture Trustee, the Indenture Administrator, the Owner Trustee or the Administrator; or

      c.    an Insolvency Event occurs with respect to the Subservicer; or

      d. any failure by the Subservicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer;

      then, and in each and every case, so long as the Subservicer Default shall not have been remedied, the Servicer, by notice then given in writing to the Subservicer, may terminate all the rights and obligations (other than the obligations set forth in Section 20) of the Subservicer under this Agreement. As of the effective date of termination of the Subservicer, all authority and power of the Subservicer under this Agreement, whether with respect to the Notes or the Subserviced Student Loans or otherwise, shall, without further action, pass to and be vested in the Servicer, the Indenture Administrator or such successor subservicer as may be appointed under Section 14 hereof. The predecessor Subservicer shall cooperate with the successor subservicer, the Servicer, the Indenture Administrator and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Subservicer under this Agreement, including the transfer to the successor subservicer for administration by it of all cash amounts that shall at the time be held by the predecessor Subservicer for deposit, or shall thereafter be received by it with respect to a Subserviced Student Loan. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Subserviced Student Loan Files to the successor subservicer and amending this Agreement and any other Basic Documents to reflect such succession as Subservicer pursuant to this Section


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      12 shall be paid by the Subservicer (other than the Indenture
      Administrator acting as the servicer under this Section 12) upon presentation of reasonable documentation of such costs and expenses.

13.   Term

The term shall commence as of the date of this Agreement and shall continue for an initial period of [three (3)] years. At the expiration of the initial term, the term shall automatically extend for [one (1)] additional year each year thereafter, unless either party gives [ninety (90)] days written notice prior to the end of the initial term or any extension of the term.

14.   Termination

This Agreement will terminate upon the occurrence of the earlier of (i) termination of the Indenture; (ii) termination of the Servicing Agreement; (iii) early termination pursuant to Sections 3(e) or 12 hereof; (iv) payment in full of all of the Subserviced Student Loans being serviced hereunder; and (v) termination pursuant to Section 13 hereof.

The Subservicer's appointment as custodian shall become effective as of the date of this Agreement and shall continue in full force and effect for so long as _______ shall remain the Subservicer hereunder. If the Subservicer shall resign as Subservicer in accordance with the provisions of this Agreement or if all the rights and obligations of the Subservicer shall have been terminated under
Section 12, the appointment of the Subservicer as custodian shall be terminated simultaneously with the effectiveness of such resignation or termination.

In the event of termination of this Agreement, the Servicer shall remain liable for all fees due hereunder. Termination shall be made without prejudice to any other rights or remedies either party may have at law or in equity. The obligations of the Subservicer under Sections 4 and 5 hereof, and the representations and warranties in Section 10 hereof, shall survive any termination of this Agreement and shall remain in effect for all Subserviced Student Loans while such Subserviced Student Loans are serviced by the Subservicer. The rights and obligations of the Subservicer contained in Section 20 hereof shall survive termination of this Agreement. In the event of the termination hereunder of the Subservicer, the Servicer shall appoint a successor subservicer. In the event that servicing on any Subserviced Student Loan is transferred to a successor subservicer, such successor subservicer shall be required by the Servicer to engage in reasonable good faith efforts to obtain payment on any claim initially rejected by a guarantor for payment including, without limitation, involving the Subservicer in such effort, where the reason for claim denial relates to the period during which the Subservicer serviced such Subserviced Student Loan hereunder. However, if the cause for claim denial is reasonably attributable to the Subservicer actions or inactions, the Subservicer shall be responsible therefore.

15.   Disposition of Files on Termination

On or prior to the effective date of any resignation or termination of such appointment, the Subservicer shall deliver the Subserviced Student Loan Files to the successor subservicer or to the Servicer, at the direction of the Servicer, at such place or places as the Servicer may reasonably designate. The Servicer shall be responsible for payment of reasonable expenses related to the transfer of the records unless the Servicer is removing the Subserviced Student

Loans because of a breach by the Subservicer. In such instance, the Subservicer shall bear the cost of deconverting and transferring the Subserviced Student Loan Files. In establishing an effective date for the termination of the Subservicer as custodian of the Subserviced Student Loan Files, the parties shall provide for a reasonable period for the Subservicer to deliver the Subserviced Student Loan Files to the successor subservicer or to the Servicer.

16.   Independent Contractor

The Subservicer is an independent contractor and, except for the services which it agrees to perform hereunder, the Subservicer does not hold itself out as an agent of any other party hereto. Nothing herein contained shall create or imply an agency relationship between the Subservicer and the Servicer, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

17.   Correspondence; Disclosure

The parties hereto acknowledge and agree that the Subservicer will handle all communication with borrowers necessary to provide its services hereunder. Data regarding Subserviced Student Loans shall be disclosed only to the Servicer, the Issuer, the Indenture Trustee, the Indenture Administrator, the Administrator or the respective borrower, unless otherwise required by law or certain financing covenants.

18.   Cooperation

Each party covenants and agrees to cooperate fully with the other to facilitate the transactions contemplated by this Agreement.

19.   Amendments

This Agreement may be amended, supplemented or modified only by written instrument duly executed by the Servicer and the Subservicer.

20.   Indemnification and Liability

The Subservicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Subservicer under this Agreement.

The Subservicer shall pay for any loss, liability or expense, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against the Servicer, the Issuer or the Owner Trustee by the Department pursuant to the Higher Education Act, to the extent that such loss, liability or expense arose out of, or was imposed upon the Servicer, the Issuer or the Owner Trustee through, the negligence, willful misfeasance or bad faith of the Subservicer in the performance of its obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon the Servicer, the Issuer or the Owner Trustee through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Subservicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Subservicer. Notwithstanding the foregoing, if the Subservicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters) to satisfy its obligations under this Agreement, the Subservicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Subservicer remains unable to perform such obligation as a result of such event.

For purposes of this Section, in the event of the termination of the rights and obligations of the Subservicer as Subservicer pursuant to Section 12, or a resignation by such Subservicer pursuant to this Agreement, such Subservicer shall be deemed to be the Subservicer pending appointment of a successor subservicer pursuant to Section 14.

Liability of the Subservicer under this Section shall survive the resignation or removal of the Subservicer or the Servicer or the termination of this Agreement. If the Subservicer shall have made any payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Subservicer, without interest.

The Subservicer shall not be under any liability to the Servicer, the Issuer, the Noteholders, the Interest Rate Cap Counterparty, the Administrator, the Owner Trustee, the Indenture Administrator or the Indenture Trustee except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, for errors in judgment, for any incorrect or incomplete information provided by schools, borrowers, Guarantors and the Department, for the failure of any party to this Servicing Agreement or any other Basic Document to comply with its respective obligations hereunder or under any other Basic Document or for any losses attributable to the insolvency of any Guarantor. The Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action where it is not named as a party; provided, however, that the Subservicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Noteholders. To the extent that the Subservicer is required to appear in or is made a defendant in any legal action or other proceeding relating to the servicing of the Subserviced Student Loans, the Servicer shall indemnify and hold the Subservicer harmless from all cost, liability or expense of the Subservicer not arising out of or relating to the failure of the Subservicer to comply with the terms of this Agreement.

21.   Confidentiality

The contents of this Agreement, together with all supporting documents, exhibits, schedules, and any amendments thereto which form the basis of the business relationship between the Servicer and the Subservicer, insofar as the same relate to the fees charged by the Subservicer, shall be held in confidence by both parties and shall not be disclosed or otherwise discussed with any third party (unless required by law or regulation) except outside counsel or independent accounts or in connection with the offer and sale of securities issued or to be issued under the Indenture, without the prior written consent of the other party.

22.   Sale or Transfer of Loans; Limitations

The Servicer agrees that if any Subserviced Student Loans are sold under conditions that result in the Subserviced Student Loans being transferred to another Subservicer, whether immediately or at some future date, the Servicer will pay or cause to be paid, at the time such Subserviced Student Loans are transferred, any applicable deconversion fees.

23.   Miscellaneous

      a. Any material written communication received at any time by the Servicer with respect to a Subserviced Student Loan or a borrower shall be promptly transmitted by the Servicer to the Subservicer. Such communications include but are not limited to letters, notices of death or disability, adjudication of bankruptcy and like documents, and forms requesting deferment of repayment or loan cancellations.

      b. The terms of this Agreement shall be subject to all applicable provisions of the Higher Education Act and shall be construed in accordance with and governed by the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties, hereunder shall be determined in accordance with such laws.

      c. All covenants contained herein, and the benefits, rights and obligations of the Servicer hereunder, shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the Servicer, including but not limited to, any successor entity acquiring or succeeding to the assets of the Servicer.

      d. The Subservicer may not assign its rights or obligations hereunder without obtaining the Servicer's prior written consent.

      e. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

      f. Except as permitted under Section 3(a), this Agreement constitutes the entire agreement between the Servicer and the Subservicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

      g. If any provisions of this Agreement shall be held, or deemed to be, or shall in fact be inoperative or unenforceable as applied in any particular situation, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall have no effect on the remaining portions of this Agreement or any part hereof.

      h. All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section.

            If intended for the Servicer:

            The Student Loan Corporation
            [Address]
            Attention: ________________
            Fax No.:   ________________

            If intended for the Subservicer:

            ------------------------
            [Address]
            Attention: _______________
            Fax No.: ________________

            Either party may change the address to which subsequent notices are to be sent to it by written notice to the other given as aforesaid, but any such notice of change, shall not be effective until the second business day after it is mailed.

      i. This Agreement may not be terminated by any party hereto except in the manner and with the effect herein provided.

      j. When the context of this Agreement so requires or implies, references to the Servicer include any applicable trustee.

      k. If either party cannot fulfill its obligations (other than the payment of money), in part or in whole, due to a force or event outside its control, such obligations of that party shall be suspended and such party shall not be liable to the other party for any failure to perform hereunder as a result.

      l. The parties hereto agree to execute or cause to be executed the Limited Power of Attorney, attached hereto as Exhibit B.

      m. The Subservicer has and agrees to maintain a disaster recovery plan which, in its reasonable opinion, will permit it to continue operations without undue interruption in the event of fire, disaster, labor disruption, or Act of God.

      n. The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.

      o. No member of the board of directors or any officer, employee or agent of the Subservicer or the Servicer (or any Affiliate of any such party) shall be personally liable for any obligation incurred under this Agreement.

      p.    EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHT TO A JURY TRIAL.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have hereunto set their hands by their duly authorized officers as of the day and year first above written.


                                      ----------------------------,
                                         as Subservicer,


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:


                                      THE STUDENT LOAN CORPORATION, as
                                         Servicer


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:

                                                                     EXHIBIT A-1

                               SUBSERVICER REPORTS

                                                                     EXHIBIT A-2

                                 ANNUAL REPORTS

                                                                       EXHIBIT B
                            LIMITED POWER OF ATTORNEY


                                 WITNESSETH:

      WHEREAS, The Student Loan Corporation, a Delaware corporation (the "Servicer") and _______________, a ________________ ("Subservicer"), are parties to the Subservicing Agreement, dated as of _____, 200_ (the "Subservicing Agreement"); and

      WHEREAS, pursuant to the Subservicing Agreement, Subservicer will perform substantially all of the obligations and duties with regard to servicing of certain education loans (the "Subserviced Student Loans") as provided therein; and

      WHEREAS, in order to carry out its obligations under the Subservicing Agreement with respect to the Subserviced Student Loans, Subservicer requires the power to perform certain acts, including but not limited to execution of promissory notes, assignment of notes to guarantors and filing of responses to bankruptcy notices, in the name of ______________, as Owner trustee (the "Owner Trustee") for SLC Student Loan Trust 200_-_ (the "Issuer").

      NOW THEREFORE, the Subservicer, Issuer and Owner Trustee agree:

1. That each of the Issuer and Owner Trustee do hereby make and appoint Subservicer as its true and lawful attorney-in-fact to do all things necessary to carry out Subservicer's obligations under the Subservicing Agreement with respect to the Subserviced Student Loans, including but not limited to the filing of proof of claim with bankruptcy courts. This instrument shall be construed and interpreted as a limited power of attorney (the "Limited Power of Attorney") and is not to be construed as granting any powers to Subservicer other than those necessary to carry out its obligations under the Subservicing Agreement with respect to the Subserviced Student Loans.

2. That this Limited Power of Attorney is effective as of ____, 200_ and shall remain in force and effect until revoked in writing by the Issuer or Owner Trustee or until the Subservicing Agreement is terminated. This instrument shall supplement but not replace the powers previously granted to Subservicer in the Subservicing Agreement.

      The undersigned, being duly authorized, has executed this Limited Power of Attorney of ____, 200_.


                                    SLC STUDENT Loan TRUST 200_-_,
                                          as Issuer


                                    By:   THE STUDENT LOAN CORPORATION,
                                          as Administrator


                                      By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      --------------------------------------,
                                         as Owner Trustee


                                      By
                                         ---------------------------------------
                                         Name:
                                         Title:


      The undersigned, being duly authorized, accepts the foregoing Limited Power of Attorney for and on behalf of Subservicer, as of ______, 200_.


                                     ---------------------------------------,
                                         as Subservicer


                                      By
                                         ---------------------------------------
                                         Name:
                                         Title: